CYTOMEDIX, INC.

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

l.	The name of the corporation (hereinafter called the “Corporation”) is

Cytomedix, Inc.

2.	The Corporation desires to increase the number of authorized shares of common stock from 100,000,000 to 160,000,000 and the number of authorized shares of capital stock from 115,000,000 to 175,000,000.

3.	The Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation, as amended to date, declaring said amendment advisable and calling a meeting of the shareholders of the Corporation for consideration thereof. The resolution setting the proposed amendment as follows:

RESOLVED, that the first sentence in article Four of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

“The authorized capital stock of the Corporation shall consist of 175,000,000 shares of capital stock, of which 160,000,000 shares shall be Common Stock, with a par value of $.0001 per share, and 15,000,000 shares shall be Preferred Stock, with a par value of $.0001 per share.”

The remaining paragraphs of article Four shall remain unchanged.

4.	The amendment herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5.	The amendment is effective on the date of filing of this Certificate with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment as of this May 18, 2012.

CYTOMEDIX, INC.

By: /s/ Andrew Maslan
Name: Andrew Maslan
Title: Chief Financial Officer, Secretary